Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                  Exhibit 10.6


                   AMENDMENT NO. 1 TO COLLABORATION AGREEMENT
                            BETWEEN TULARIK INC. AND
                       SUMITOMO PHARMACEUTICALS CO., LTD

     THIS AMENDMENT NO. 1 (this "Amendment") to the Collaboration Agreement dated as of January 31, 1995 (the "Collaboration Agreement") by and between Tularik Inc., a Delaware corporation with its principal office at Two Corporate Drive, South San Francisco, California 94080 (herein, together with its successors and assigns, "Tularik"), and Sumitomo Pharmaceuticals Co., Ltd., a Japanese corporation with its principal office at 2-8, Doshomachi 2-chome Chuo-ku, Osaka 541, Japan (herein, "Sumitomo"), is entered into as of March 13, 1997;

                              W I T N E S S E T H:

     WHEREAS, the parties previously entered into the Collaboration Agreement;

     WHEREAS, the parties desire to modify Appendix A of the Collaboration Agreement;

     WHEREAS, in order to accomplish the foregoing, the parties have agreed to amend the Collaboration Agreement in part;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Sumitomo agree as follows:

     1. Appendix A of the Collaboration Agreement is hereby amended to add the following as number 7:

          "7.  [ * ]

     2. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Collaboration Agreement.

     3. Except as expressly modified by this Amendment, all of the terms and conditions of the Collaboration Agreement shall remain in full force and effect.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of the day and year first above written.

     TULARIK INC.

     By:    /s/ Terry Rosen
            ----------------------------
     Name:  Terry Rosen
     Title: Vice President, Research Operation

     SUMITOMO PHARMACEUTICALS CO., LTD.


     By:    /s/ Shigeo Ogino
            ----------------------------
     Name:  Shigeo Ogino
     Title: Managing Director


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                    Exhibit 10.6


                            COLLABORATION AGREEMENT

                                    between

                                 TULARIK INC.

                                      and

                      SUMITOMO PHARMACEUTICALS CO., LTD.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1
DEFINITIONS.....................................................................................................  1

ARTICLE 2
PROGRAM; DEVELOPMENT............................................................................................  5
         2.1      Program.......................................................................................  5
         2.2      Research Committee............................................................................  5
         2.3      Term and Termination of Program...............................................................  5
         2.4      Sumitomo Scientist............................................................................  6
         2.5      Obligation to Inform..........................................................................  6
         2.6      Due Diligence.................................................................................  6

ARTICLE 3
FINANCIAL SUPPORT...............................................................................................  6
         3.1      Program Funding...............................................................................  6
         3.2      Manner of Payment.............................................................................  6

ARTICLE 4
FUTURE LICENSES.................................................................................................  7
         4.1      License Agreement.............................................................................  7
         4.2      Use Limitation................................................................................  7
         4.3      Nonuse of Technology Outside of the Field.....................................................  7
         4.4      Use of a Party's Own Substances...............................................................  7
         4.5      Grant by Sumitomo to Tularik..................................................................  7

ARTICLE 5
OWNERSHIP; PATENTS..............................................................................................  8
         5.1      Ownership.....................................................................................  8
         5.2      Patents.......................................................................................  8
         5.3      Infringement of Patents by Third Parties......................................................  9

ARTICLE 6
PUBLICATION; PUBLICITY..........................................................................................  9
         6.1      Publication...................................................................................  9
         6.2      Publicity..................................................................................... 10

ARTICLE 7
TRANSACTIONS WITH THIRD PARTIES................................................................................. 10
         7.1      Reciprocal Arrangements with Third Parties.................................................... 10
         7.2      Exclusive Collaboration....................................................................... 10

ARTICLE 8
REPRESENTATIONS AND WARRANTIES.................................................................................. 10

                                      i.

         8.1      Corporate Power............................................................................... 11
         8.2      Due Authorization............................................................................. 11
         8.3      Binding Agreement............................................................................. 11
         8.4      Intellectual Property......................................................................... 11

ARTICLE 9
DISCLAIMER OF WARRANTIES........................................................................................ 11
         9.1      Tularik Disclaimer............................................................................ 11
         9.2      Sumitomo Disclaimer........................................................................... 11

ARTICLE 10
INDEMNIFICATION................................................................................................. 12
         10.1     Indemnification by Tularik.................................................................... 12
         10.2     Indemnification by Sumitomo................................................................... 12

ARTICLE 11
CONFIDENTIALITY................................................................................................. 12
         11.1     Confidential Information; Exceptions.......................................................... 12
         11.2     Financial Terms............................................................................... 13

ARTICLE 12
IMPORT AND EXPORT CONTROLS...................................................................................... 13
         12.1     United States Laws............................................................................ 13
         12.2     Non-United States Laws........................................................................ 14

ARTICLE 13
TERM; TERMINATION............................................................................................... 14
         13.1     Term.......................................................................................... 14
         13.2     Termination on Material Breach................................................................ 14
         13.3     Surviving Rights.............................................................................. 14
         13.4     Accrued Rights; Surviving Obligations......................................................... 14

ARTICLE 14
MISCELLANEOUS................................................................................................... 15
         14.1     Waiver........................................................................................ 15
         14.2     Assignment.................................................................................... 15
         14.3     Notices....................................................................................... 15
         14.4     Headings...................................................................................... 16
         14.5     Amendment..................................................................................... 16
         14.6     Construction of Agreement and Choice of Law, Jurisdiction and Venue........................... 16
         14.7     Force Majeure................................................................................. 16
         14.8     Independent Contractors....................................................................... 16
         14.9     Severability.................................................................................. 17
         14.10    Cumulative Rights............................................................................. 17
         14.11    Counterparts.................................................................................. 17
         14.12    Entire Agreement.............................................................................. 17

                                      ii.

APPENDIX A...................................................................................................... 18

APPENDIX B...................................................................................................... 19

APPENDIX C...................................................................................................... 20

                                     iii.

                            COLLABORATION AGREEMENT


     This Agreement is entered into as of the 31/st/ day of January, 1995 (the "Effective Date") by and between Tularik Inc., a California corporation ("Tularik"), and Sumitomo Pharmaceuticals Co., Ltd. ("Sumitomo"), a corporation organized under the laws of Japan.

                                    Recitals

     Whereas, Tularik has developed proprietary screening assays and other proprietary technology useful in the identification of compounds which act through regulation of the gene encoding Low Density Lipoprotein Receptor; and

     Whereas, Sumitomo and Tularik both possess substantial libraries of natural and synthetic compounds which have potential therapeutic pharmaceutical utility; and

     Whereas, Tularik and Sumitomo desire to establish a cooperative research relationship where Tularik will screen both company's compound libraries using the Tularik Assays (as hereinafter defined); and

     Whereas, the parties wish to develop and market novel therapeutic products based on compounds identified during such research;

     Now, Therefore, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

                                   Article 1
                                  Definitions

     As used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with a party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     "Agreement" shall mean this Collaboration Agreement.

     "Confidential Information" shall mean, subject to the limitations set forth in Section 11.1 hereof, all information disclosed to one party by the other party.

     "FDA" shall mean the United States Food and Drug Administration.

     "Field" shall mean therapeutic treatment of human disease [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     "IND" or "Investigational New Drug Application" shall mean an application for regulatory approval by the FDA or its foreign equivalent in the Sumitomo Territory to commence human clinical testing of a drug, as defined by the FDA or the equivalent in the Sumitomo Territory.

     "Lead Compound" shall mean a Program Compound selected by the Research Committee, which is [ * ].

     "License Agreement" shall mean the License Agreement to be entered into between the parties in the form attached hereto as Appendix C.

     "Low Density Lipoprotein Receptor" ("LDL-R") shall mean that sequence of amino acids commonly characterized as Low Density Lipoprotein Receptor in the scientific literature published as of the Effective Date.

     "Preclinical Candidate" shall mean a compound which is or is derived from a Lead Compound which is determined by the Research Committee to be appropriate for pharmacology, toxicology, ADME, formulation and process development studies for IND filing in the Sumitomo Territory.

     "Product" shall mean any pharmaceutical product, including all formulations, line extensions or modes of administration thereof, for use within the Field, which contains a Preclinical Candidate as an active ingredient.

     "Program" shall mean the research and development program described in Appendix A hereto, as amended from time to time by the Research Committee in accordance with Section 2.2(c).

     "Program Compounds" shall mean any Sumitomo or Tularik Substances which show activity in the screening conducted in the course of the Program, including Tail End Compounds, and all derivatives, analogues or other improvements thereof developed in the course of the Program.

     "Program Know-How" shall mean all materials and information developed in the course of the Program.

     "Program Patents" shall mean any and all patents and patent applications, both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including without limitation, all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which cover inventions or discoveries made by either party or both parties in the course of the Program or which pertain to Tail End Compounds.

     "Program Technology" shall mean all Program Patents and Program Know-How.

     "Research Committee" shall mean that committee formed pursuant to Section
2.2 hereof.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     "Research Term" shall have the meaning assigned in Section 2.3.

     "Sumitomo Know-How" shall mean all materials and information that Sumitomo owns, controls or has a license to (with a right to sublicense) (i) as of the Effective Date or (ii) which arise outside of the Program from time to time during the Research Term, which in each case are necessary or useful for the conduct of the Program or the development, manufacture, use or sale of Products.

     "Sumitomo Patents" shall mean any and all patents, (other than Program Patents) both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including without limitation all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, (a) which (i) are issued as of the Effective Date, (ii) subsequently issue from applications (including divisionals, continuations and continuations-in-part) pending as of the Effective Date, or (iii) issue from any such applications subsequently filed on inventions made as of the Effective Date, (b) which Sumitomo owns, controls or has a license to (with the right to sublicense), and (c) which would be infringed by the conduct of the Program or the development, manufacture, use or sale of Products.

     "Sumitomo Substances" shall mean those natural extracts, natural compounds and synthetic compounds which Sumitomo owns or has the right to license or sublicense as of the Effective Date or from time to time during the Program, which Sumitomo actually provides to Tularik.

     "Sumitomo Technology" shall mean, collectively, the Sumitomo Patents, the Sumitomo Know-How and the Sumitomo Substances.

     "Sumitomo Territory" shall mean Japan, [ * ].

     "Tail End Compound" shall mean a compound designated as such by the Research Committee which [ * ].

     "Tularik Assays" shall mean those assays designed to discover Program Compounds, which, as of the Effective Date and from time to time during the Research Term, Tularik owns to which it has rights (with a right to sublicense), as set forth and periodically updated on Appendix B hereto.

     "Tularik Know-How" shall mean all materials and information that Tularik owns, controls or to which it has a license (with a right to sublicense) (i) as of the Effective Date or (ii) which arise outside the Program from time to time during the Research Term, which are necessary or useful to the conduct of the Program or the development, manufacture, use or sale of Products.

     "Tularik Patents" shall mean any and all patents (other than Program Patents), both foreign and domestic, which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal has been or can be taken, including without limitation all substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors'


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

certificates, (a) which (i) are issued as of the Effective Date, (ii) subsequently issue from applications (including divisionals, continuations and continuations-in-part) pending as of the Effective Date, or (iii) issue from any such applications subsequently filed on inventions made as of the Effective Date, (b) which Tularik owns, controls or has a license to (with the right to sublicense) and (c) which would be infringed by the conduct of the Program or the development, manufacture, use or sale of Products.

     "Tularik Substances" shall mean those natural extracts, natural compounds and synthetic compounds which Tularik owns or has the right to license or sublicense as of the Effective Date or from time to time during the Program, which Tularik actually provides to the Program.

     "Tularik Technology" shall mean, collectively, the Tularik Patents, the Tularik Know-How and the Tularik Assays.

     "Tularik Territory" shall mean [ * ].

                                   Article 2
                              Program; Development

     2.1 Program. Tularik and Sumitomo will conduct the Program under the direction of the Research Committee as set forth in Appendix A hereto, as amended from time to time by the Research Committee in accordance with Section 2.2(c).

     2.2  Research Committee.

          (a) Formation of Research Committee. The Research Committee shall consist of an equal number of members from Sumitomo and Tularik, appointed and substituted by each party as necessary from time to time. Each member shall have appropriate technical credentials and knowledge and ongoing familiarity with the Program. The Chairperson of the Research Committee shall be a Tularik employee appointed by the Research Committee. All decisions of the Research Committee shall be unanimous. To the extent that the members of the Research Committee are unable to reach a unanimous decision on an issue relating to an activity for which one party is primarily responsible under Appendix A, such party's appointed members shall finally decide the disputed issue.

          (b) Meetings of Research Committee. The Research Committee shall meet [ * ] at such times as shall be mutually agreed upon by the parties.

          (c) Responsibilities of the Research Committee. The Research Committee shall carry out the following responsibilities during the Research
Term: (1) defining the yearly research and development objectives, (2) determining which Sumitomo or Tularik Substances or Tail End Compounds have shown sufficient activity in one or more Tularik Assay to be classified as a Program Compound, (3) selecting the Lead Compounds, (4) coordinating activities required to carry out the Program, (5) periodically revising the Program, (6) monitoring progress of the Program, (7) delegating responsibility for the filing and prosecution of Program Patents on inventions jointly discovered in the course of the Program, (8) coordinating activities required to carry out further development of Program Compounds, (9) allocating the


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

responsibilities for tasks and costs for preclinical studies, [ * ] utilized in both the Sumitomo Territory and Tularik Territory and (10) selecting the Preclinical Candidates.

     2.3 Term and Termination of Program. The Program shall be carried out for a period of five years commencing on the Effective Date (the "Research Term"); provided, however, that Sumitomo may terminate the Program at any time after [ * ] after the Effective Date, upon [ * ] prior written notice to Tularik. Anything to the contrary in the preceding sentence notwithstanding, the Research Term shall be continued for the full five (5) years if Sumitomo enters into the License Agreement.

     2.4 Sumitomo Scientist. During the term of the Program, Tularik will accommodate, at Sumitomo's request and expense, one visiting Sumitomo research scientist, appointed and substituted by Sumitomo from time to time, to facilitate collaboration between the parties within the Research Program.

     2.5 Obligation to Inform. Each party hereby agrees to keep the other fully informed on a reasonable basis of the progress of the Program.

     2.6 Due Diligence. Each party shall devote the same degree of attention, resources and diligence to its respective obligations under the Program as it devotes to other compounds of its own development.

                                   Article 3
                               Financial Support

     3.1 Program Funding. Sumitomo shall support Tularik's costs in conducting the Program. Tularik will provide Sumitomo regular reports of the costs it incurs in conducting the Program. In order to assure such support Sumitomo, subject to its right to terminate the Program as provided in Section 2.3, will make payments in certain amounts and at certain times as follows:

      Amount                                  Due Date
      ------                                  --------

     [ * ]                                    [ * ]
     [ * ]                                    [ * ]
     [ * ]                                    [ * ]
     [ * ]                                    [ * ]
     [ * ]                                    [ * ]

The total amount of Sumitomo's payments in support of Tularik's costs for the Program shall not exceed [ * ]. Sumitomo and Tularik may meet from time to time to review Tularik's costs.

     3.2 Manner of Payment. Remittance of payments under Section 3.1 will be within [ * ] of the Due Date by means of telegraphic transfer to Tularik's account in a bank in the United States to be designated by Tularik.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Article 4
                                Future Licenses

     4.1  License Agreement.

          (a) Sumitomo shall have the right to enter into the License Agreement attached hereto as Appendix C [ * ].

          (b) In the event that Sumitomo decides to develop a Tail End Compound as a Preclinical Candidate, Sumitomo shall have the right to enter into the License Agreement, with respect to such Preclinical Candidate within [ * ] after the end of the Research Term; provided, however, that all rights to Tail End Compounds shall revert to Tularik if Sumitomo does not enter into the License Agreement within such [ * ] period.

          (c) The License Agreement shall contain an Appendix A listing the Preclinical Candidates and the patents and patent applications included in the Tularik Technology and the Tularik-owned and jointly owned Program Technology licensed thereunder.

     4.2 Use Limitation. Each party agrees and acknowledges that use of the Sumitomo Substances or the Tularik Substances, as the case may be, provided pursuant to Article 2, is limited solely to those activities contemplated by the Program, unless otherwise provided for in this Agreement, and are for research use only and shall not be administered to humans in any manner or form, except in accordance with the terms of this Agreement, subject to appropriate Governmental Approval.

     4.3 Nonuse of Technology Outside of the Field. Sumitomo covenants and agrees that it will not use, directly or indirectly, the Tularik Technology, Tularik's Confidential Information or Tularik's Program Technology for any purpose other than developing, making, having made, using or selling Products in the Sumitomo Territory under this Agreement. Tularik covenants and agrees that it will not use, directly or indirectly, the Sumitomo Technology, Sumitomo's Confidential Information or Sumitomo's Program Technology for any purpose other than developing, making, having made, using or selling Products in the Tularik Territory under this Agreement.

     4.4 Use of a Party's Own Substances. Notwithstanding anything to the contrary in Sections 4.2 or 4.3 above, each party shall retain the right to use freely its own Sumitomo or Tularik Substances, as the case may be, which are not classified as Lead Compounds.

     4.5 Grant by Sumitomo to Tularik. Subject to the terms of this Agreement, Sumitomo hereby grants Tularik the right and license, with the right to sublicense, to develop, make, have made, use and sell Products under the Sumitomo Technology and the Sumitomo-owned and jointly owned Program Technology. The license granted herein shall be exclusive, even as to Sumitomo, throughout the Tularik Territory.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Article 5
                               Ownership; Patents

     5.1 Ownership. Tularik acknowledges and agrees that Sumitomo is and shall remain the sole owner of the Sumitomo Technology and the Sumitomo Substances and that Tularik has no rights in or to any of them other than the license and rights specifically granted herein. Sumitomo acknowledges and agrees that Tularik is and shall remain the sole owner of the Tularik Technology and the Tularik Substances and that Sumitomo has no rights in or to any of them other than the rights specifically granted herein and the license to be granted pursuant to the License Agreement. Each party shall be the sole owner of any inventions or discoveries made, or materials or information created, solely by it in the course of the Program, and the other party has no rights in or to any such inventions, discoveries, materials or information other than those rights specifically granted to such other party herein or in the License Agreement. Inventions or discoveries made, and materials and information created, jointly by the parties in the course of the Program shall be jointly owned.
Inventorship shall be determined in accordance with the U.S. patent laws.

     5.2  Patents.

          (a)  Patent Prosecution.

               (1) Tularik Patents and Sumitomo Patents shall be prosecuted and maintained by Tularik and Sumitomo, respectively, at such party's option and its own expense.

               (2) Each party shall be responsible for filing, prosecuting and maintaining those Program Patents covering inventions or discoveries made solely by it throughout the world, shall consult with the other party as to the selection of countries in which to file applications for such Program Patents in the other's Territory and shall cooperate with the other as to the prosecution of Program Patents in its own Territory. Each party shall be responsible for bearing the cost of filing, prosecution and maintenance of Program Patents in its own Territory regardless of which party owns the Program Patent. In the event that any party decides not to proceed with prosecuting an application for such a Program Patent, or to pay any annuity for such a Program Patent as it becomes due, such party shall give the other [ * ] notice before any relevant deadline, and the other party shall have the right to pursue, at its own expense, prosecution of such patent application or maintenance of such patent.

               (3) The Research Committee shall determine a responsible party or parties for filing, prosecuting and maintaining patent applications for Program Patents which cover inventions or discoveries jointly made by the parties as it sees fit, provided that each party shall be responsible for bearing the cost of application, prosecution and maintenance of such patent application and/or patent in its own Territory. In the event that any party decides not to proceed with prosecuting a patent application filed under this Section 5.2(a)(3) or to pay any annuity for a jointly owned Program Patent as it becomes due in its own Territory, such party shall give the other [ * ] notice before any relevant deadline, and the other party shall have the right to pursue, at its own expense, prosecution of such patent application or maintenance of such patent.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

              (4) Each party specifically excludes any representation or warranty, express or implied, that it will successfully obtain any Program Patent.

          (b) Perfection of Interest. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Agreement including, without limitation, the execution of necessary and appropriate instruments of assignment.

          (c) Patent Marking. Each party shall mark, if necessary, all Products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

     5.3 Infringement of Patents by Third Parties. Infringement of Sumitomo Patents, Tularik Patents or Program Patents by third parties as well infringement of third party patents by Sumitomo shall be governed by the provisions of the License Agreement.

                                   Article 6
                             Publication; Publicity

     6.1 Publication. Each party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the Program Know-How and the Program Patents, subject to reasonable controls to protect Confidential Information, will be beneficial to both parties. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Program and/or includes Program Know-How or Confidential Information of the other party. Before any such paper is presented or submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [ * ] prior to presenting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within [ * ] of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than [ * ] from the delivery date thereof to the receiving party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees to withhold publication of same an additional [ * ] in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement.

     6.2 Publicity. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld, but in no case shall be withheld for longer than [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Article 7
                        Transactions with Third Parties

     7.1 Reciprocal Arrangements with Third Parties. In the event that Tularik enters in an arrangement with a third party outside the Sumitomo Territory to utilize the Tularik Assays for the identification of compounds for use within the Field, Tularik:

          (i)    shall [ * ];

          (ii)   shall [ * ];

          (iii)  may [ * ]; and

          (iv)   will, [ * ].

     7.2 Exclusive Collaboration. Sumitomo and Tularik agree that they shall collaborate on an exclusive basis hereunder within the Field during the term of this Agreement with respect to the Sumitomo Territory.

                                   Article 8
                         Representations And Warranties

     Each party hereby represents and warrants:

     8.1 Corporate Power. Such party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     8.2 Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

     8.3 Binding Agreement. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

     8.4  Intellectual Property.  Such party [ * ].

                                   Article 9
                            Disclaimer Of Warranties

     9.1 Tularik Disclaimer. THE TULARIK TECHNOLOGY, INCLUDING THE TULARIK SUBSTANCES, PROVIDED HEREUNDER IS PROVIDED "AS IS" AND TULARIK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND,


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Tularik expressly does not warrant (i) the success of any study or test commenced pursuant to the Program, or (ii) the safety or usefulness for any purpose of Tularik Technology or the Program Know-How.

     9.2 Sumitomo Disclaimer. THE SUMITOMO TECHNOLOGY, INCLUDING THE SUMITOMO SUBSTANCES, PROVIDED HEREUNDER ARE PROVIDED "AS IS" AND SUMITOMO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Sumitomo expressly does not warrant the safety or usefulness for any purpose of the Sumitomo Technology or the Program Know-How.

                                   Article 10
                                Indemnification

     10.1 Indemnification by Tularik. Subject to Section 10.2 below, Tularik hereby agrees to indemnify, hold harmless and defend Sumitomo against any and all expenses, costs or defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Sumitomo becomes legally obligated to pay because of any claim or claims against it [ * ].

     10.2 Indemnification by Sumitomo. Sumitomo hereby agrees to indemnify, hold harmless and defend Tularik against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Tularik becomes legally obligated to pay because of any claim or claims against it [ * ].

                                   Article 11
                                Confidentiality

     11.1 Confidential Information; Exceptions. During the term of this Agreement, and for a period of [ * ] after termination thereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose; in particular, Sumitomo shall not use the Tularik Know-How or the Tularik-owned Program Know-How, and Tularik shall not use the Sumitomo Know-How or the Sumitomo-owned Program Know-How, for the manufacture or sale of any products other than the Products, except as expressly


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

authorized by this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement or to the extent required by law, regulation or government or judicial order. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

     Confidential Information shall not include any information which:

          (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

          (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

          (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;

          (d) is independently developed by the receiving party without any breach of this Agreement; or

          (e) is the subject of a written permission to disclose provided by the disclosing party.

     11.2 Financial Terms. The parties agree that the material financial terms of the Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms to bona fide potential sublicensees, if necessary. In connection with any such disclosure, each party agrees to use its best efforts to secure confidential treatment of such information. Tularik shall have the further right to disclose the material financial terms of the Agreement to any potential acquiror, merger partner, or other bona fide potential financial partner, subject to a requirement of best efforts to secure confidential treatment of such information.

                                   Article 12
                           Import And Export Controls

     12.1 United States Laws. The parties understand and acknowledge that each of them is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export, re-export or diversion of certain products and technology to certain countries. Any and all obligations of Sumitomo or Tularik to provide access to or license


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any technology pursuant to this Agreement, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor or interim controlling legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Both parties also agree to comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from making any payments to third parties which would cause Sumitomo or Tularik to violate the Act.

     12.2 Non-United States Laws. Sumitomo and Tularik shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all non-United States laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such non-United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.

                                   Article 13
                               Term; Termination

     13.1 Term. Except as provided under Section 13.2 below, (a) the term of this Agreement shall commence upon the Effective Date and shall expire on the expiration date of the last to expire patent licensed by Sumitomo to Tularik hereunder and (b) upon expiration of this Agreement, Tularik shall [ * ].

     13.2 Termination on Material Breach. If either party materially breaches the Agreement, including without limitation [ * ], and the breaching party has not (i) cured the breach or (ii) initiated good faith efforts to cure such breach to the reasonable satisfaction of the non-breaching party, within [ * ] of notice of breach from the non-breaching party, the non-breaching party may terminate this Agreement upon expiration of such [ * ] period.

     13.3 Surviving Rights. The obligations and rights of the parties under Sections 4.2, 4.3, 4.4 and Articles 5, 6 (for the period specified in Section 4.1(b)), 9, 10, 11 (for the period specified therein) and 12 shall survive termination. Article 7 shall survive termination and shall continue so long as the License Agreement shall be in effect.

     13.4 Accrued Rights; Surviving Obligations. The termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including any damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of the Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Article 14
                                 Miscellaneous

     14.1 Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidations, reorganization, or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning party, or (ii) to an Affiliate; provided, however, that in no event shall either party's obligations under the Program be assigned to an Affiliate without prior written consent of the other party.

     14.3 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Tularik:    Tularik Inc.
                                270 E. Grand Ave.
                                S. San Francisco, CA  94080
                                Fax: (415) 615-4222
                                Attention: President

     with a copy to:            Cooley Godward Castro Huddleson & Tatum
                                Five Palo Alto Square
                                Palo Alto, CA 94306
                                Fax: (415) 857-0663
                                Attention: Brian C. Cunningham, Esq.

     In the case of Sumitomo:   Sumitomo Pharmaceuticals Co., Ltd..
                                2-8, Doshomachi 2-chome Chuo-ku
                                Osaka 541, Japan
                                Fax: (06) 202-7370
                                Attention: Corporate Planning Dept.

Either party may change its address for communications by a notice to the other party in accordance with this section.

     14.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     14.5 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     14.6   Construction of Agreement and Choice of Law, Jurisdiction and
Venue.

            (a) This Agreement and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for the International Sale of Goods. The official text of the Agreement and any Notices given or accounts or statements required hereby shall be in English.

            (b) All disputes which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall be first referred to the Research Committee for resolution. Any disputes which the Research Committee shall be unable to resolve with a reasonable period of time shall be resolved by the agreement of the Chief Executive Officers of the respective parties or their delegates. Any disputes which cannot be resolved in this manner shall be finally resolved [ * ].

     14.7 Force Majeure. Any delays in performance by any party under this Agreement (other than either party's failure to pay money to the other party, unless such failure results solely from wire transfer failures beyond the control of the paying party, or the like) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     14.8 Independent Contractors. In making and performing this Agreement, Sumitomo and Tularik act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Tularik and Sumitomo. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.

     14.9 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     14.10 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     14.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     14.12 Entire Agreement. This Agreement and any and all Schedules and Appendices referred to herein embodies the entire understanding of the parties with respect to the subject


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     In Witness Whereof, both Sumitomo and Tularik have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year hereinabove written.

Tularik Inc.                        Sumitomo Pharmaceuticals Co., Ltd.

By:/s/ James M. Gower               By: /s/ I. Shin
   -------------------------           ------------------------------
Title:  President and                  Title:  President
Chief Executive Officer


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Appendix A

                               RESEARCH PROGRAM

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Appendix B

                                 TULARIK ASSAYS


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Appendix C

                               LICENSE AGREEMENT


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Appendix C


                               LICENSE AGREEMENT

                                    between

                                 TULARIK INC.


                                      and

                      SUMITOMO PHARMACEUTICALS CO., LTD.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS

                                                                                              Page
Article 1
Definitions.................................................................................     1

Article 2
Grant.......................................................................................     2
          2.1 Grant by Tularik to Sumitomo..................................................     2

Article 3
Commercial Terms............................................................................     3
          3.1 Royalties.....................................................................     3
          3.2 Royalty Term..................................................................     3
          3.3 Due Diligence.................................................................     4
          3.4 Obligation to Inform..........................................................     4
          3.5 Manner and Time of Royalty Payments...........................................     4
          3.6 Date and Place of Sale........................................................     4
          3.7 Further Development Activities................................................     4

Article 4
Payments; Records; Audit....................................................................     5
          4.1 Payment; Reports..............................................................     5
          4.2 Exchange Rate; Manner and Place of Payment....................................     5
          4.3 Records and Audit.............................................................     5
          4.4 Withholding of Taxes..........................................................     5

Article 5
Ownership; Patents..........................................................................     6
          5.1 Ownership.....................................................................     6
          5.2 Patents.......................................................................     6
          5.3 Infringement of Patents by Third Parties......................................     6
          5.4 Infringement of Third Party Rights............................................     7

Article 6
Publication; Publicity......................................................................     8
          6.1 Publication...................................................................     8
          6.2 Publicity.....................................................................     8

Article 7
Representations And Warranties..............................................................     8
          7.1 Corporate Power...............................................................     8
          7.2 Due Authorization.............................................................     8
          7.3 Binding Agreement.............................................................     9
          7.4 Intellectual Property.........................................................     9

Article 8
Disclaimer Of Warranties....................................................................     9
          8.1 Tularik Disclaimer............................................................     9

Article 9
Indemnification............................................................................      9


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          9.1   Indemnification by Tularik............................................    9
          9.2   Indemnification by Sumitomo...........................................    9

Article 10
Confidentiality.......................................................................   10
          10.1  Confidential Information; Exceptions..................................   10
          10.2  Financial Terms.......................................................   11

Article 11
Import And Export Controls............................................................   11
          11.1  United States Laws....................................................   11
          11.2  Non-United States Laws................................................   11

Article 12
Term; Termination.....................................................................   11
          12.1  Term..................................................................   11
          12.2  Termination on Material Breach........................................   12
          12.3  Surviving Rights......................................................   12
          12.4  Accrued Rights; Surviving Obligations.................................   12

Article 13
Miscellaneous.........................................................................   12
          13.1  Waiver................................................................   12
          13.2  Assignment............................................................   12
          13.3  Notices...............................................................   12
          13.4  Headings..............................................................   13
          13.5  Amendment.............................................................   13
          13.6  Construction of Agreement and Choice of Law, Jurisdiction and Venue...   13
          13.7  Force Majeure.........................................................   14
          13.8  Independent Contractors...............................................   14
          13.9  Severability..........................................................   14
          13.10 Cumulative Rights.....................................................   14
          13.11 Counterparts..........................................................   14
          13.12 Entire Agreement......................................................   14

Appendix A:     Preclinical Candidates


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               LICENSE AGREEMENT

     This Agreement is entered into as of the _____ day of _________, 1994 (the "Effective Date") by and between Tularik Inc., a California corporation ("Tularik"), and Sumitomo Pharmaceuticals Co., Ltd. ("Sumitomo"), a corporation organized under the laws of Japan.

                                   Recitals

     Whereas, Sumitomo and Tularik have entered into a Collaboration Agreement dated as of __________, 1994 (the "Collaboration Agreement"); and

     Whereas, the parties wish to develop and market novel therapeutic products based on compounds identified pursuant to the Collaboration Agreement;

     Now, Therefore, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

                                   Article 1
                                  Definitions

     As used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with a party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     "Agreement" shall mean this License Agreement.

     "Confidential Information" shall mean, subject to the limitations set forth in Section 11 hereof, all information disclosed to one party by the other party.

     "FDA" shall mean the United States Food and Drug Administration.

     "Field" shall mean therapeutic treatment of human disease [ * ].

     "Low Density Lipoprotein Receptor" ("LDL-R") shall mean that sequence of amino acids commonly characterized as Low Density Lipoprotein Receptor in the scientific literature published as of the Effective Date.

     "Net Sales" shall mean, with respect to a Product, and on a country-by-country basis, the gross invoice price of all quantities of such Product sold by a party, its Affiliates or sublicensees to an independent third party after deducting, if not already deducted in the amount invoiced (a) trade, quantity and cash discounts actually taken, (b) returns, rebates and allowances, (c) duties, sales and excise taxes and (d) transportation and insurance charges. With respect to sales of


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      1.

combination products, which shall consist of Products combined with one or more additional active ingredients, the parties will agree on a method of allocation in the event the situation arises. Sales among Sumitomo and its Affiliates or sublicensees shall not be deemed Net Sales; provided, however, that any sales by Sumitomo, its Affiliates or sublicensees to independent third parties shall be deemed Net Sales.

     "Preclinical Candidate" shall have the meaning given it in the Collaboration Agreement.

     "Product" shall mean any pharmaceutical product, including all formulations, line extensions or modes of administration thereof, for use within the Field, which contains an active ingredient which is or is derived from a Preclinical Candidate listed in Appendix A to this Agreement.

     "Sumitomo Territory" shall mean Japan, [ * ].

     Each of the following terms shall have the meaning given it, respectively, in the Collaboration Agreement:

     "Program",   "Program Compounds", "Program Know-How", "Program Patents",
"Program Technology", "Research Committee", "Research Term",   "Sumitomo Know-
How", "Sumitomo Patents", "Sumitomo Substances", "Sumitomo Technology", "Tularik Assays", "Tularik Know-How", "Tularik Patents", "Tularik Substances", and "Tularik Technology".

                                   Article 2
                                     Grant

     2.1  Grant by Tularik to Sumitomo.

          (a) Subject to the terms of this Agreement, Tularik hereby grants Sumitomo the right and license, with the right to sublicense, to develop Preclinical Candidates and to make, have made, use and sell Products under the Tularik Technology and the Tularik-owned and jointly owned Program Technology. The license granted herein shall be exclusive, even as to Tularik, throughout the Sumitomo Territory.

          (b) Sumitomo may [ * ] and Tularik shall cooperate reasonably with Sumitomo in [ * ].

          (c) Appendix A hereto shall list the Preclinical Candidates and the patents and patent applications included in the Tularik Technology and the Tularik-owned and jointly owned Program Technology licensed hereunder.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      2.

                                   Article 3
                                Commercial Terms

     3.1  Royalties.

          (a) Royalty Payments. Sumitomo shall pay to Tularik a royalty of [ * ] percent [ * ] on Net Sales [ * ].

          (b) Third-Party Royalty Credit. In the event that Sumitomo is required to make payments (including, without limitation, royalties, option fees or license fees) to one or more third parties to obtain licenses or similar rights to patent-protected technology necessary to make, use or sell a Product, by reason of Sumitomo's use of Tularik Technology in such manufacture, use or sale, Sumitomo may deduct [ * ] percent [ * ] of such payments actually made from royalties payable to Tularik under this Section with respect to such Product; provided, however, that in no event shall the royalties due to Tularik be reduced by more than [ * ] percent [ * ] of the amount of royalties otherwise owed in any given [ * ] period. Unused royalty credits may be carried over from one royalty period to the next, subject to the latter [ * ] percent [ * ] limitation set forth above.

     3.2  Royalty Term.

          (a) Non-Patented Products. In any country where the manufacture, use or sale of a Product is not covered by a Program Patent or Tularik Patent, royalties shall be payable in such country until the expiration of [ * ] from the date of first commercial sale of such Product in such country.

          (b) Patented Products. In any country where the manufacture, use or sale of a Product is covered by a Program Patent or Tularik Patent, royalties shall be payable in such country until the later of (i) [ * ] from the first commercial sale of such Product in such country and (ii) the expiration of the last to expire of such Program Patent or Tularik Patent.

     3.3 Due Diligence. Sumitomo shall devote the same degree of attention, resources and diligence to its respective obligations under the Program and its efforts to develop, manufacture, market and sell one Product in the Sumitomo Territory as it devotes to other compounds of its own development.

     3.4 Obligation to Inform. Each party hereby agrees to keep the other party fully informed on a reasonable basis of the development of all Preclinical Candidates and Products, including but not limited to periodic written updates on the progress of each filing with the FDA or its equivalent in its respective territories.

     3.5 Manner and Time of Royalty Payments. All royalty payments due hereunder shall be made in accordance with the provisions of Article 4 hereof.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      3.

     3.6 Date and Place of Sale. Products shall be considered sold when invoiced by Sumitomo. The obligation to pay royalties on Net Sales of a Product shall be imposed only once with respect to the same unit of such Product.

     3.7  Further Development Activities.

          (a) The parties will discuss from time to time as necessary allocation of responsibility, including costs, for conducting preclinical development of the Product, including the following tasks:

               (i)       [ * ]

               (ii)      [ * ]

               (iii)     [ * ]

               (iv)      [ * ]

               (v)       [ * ]

               (vi)      [ * ]

          (b) Sumitomo shall be responsible for conducting or having conducted clinical trials in the Sumitomo Territory.

                                   Article 4
                           Payments; Records; Audit

     4.1 Payment; Reports. All amounts payable to Tularik under this Agreement shall be paid in U.S. Dollars within [ * ] of the end of each [ * ]. Each payment of royalties shall be accompanied by a statement of the amount of Net Sales during such period, the amount of aggregate Net Sales to date as of the end of such period where necessary in determination of royalty rates, and the amount of royalties due on such sales. Tularik hereby agrees that [ * ].

     4.2 Exchange Rate; Manner and Place of Payment. Royalty payments and reports for the sale of Products shall be made for each [ * ] period ending on the last day of [ * ]. Exchange conversion for foreign sales into U.S. Dollars shall be made as necessary at the rate of exchange on the last business day of the relevant royalty period, established by the [ * ]. All payments owed under this Agreement shall be made by telegraphic transfer.

     4.3 Records and Audit. During the term of this Agreement and for a period of [ * ] thereafter, Sumitomo shall keep complete and accurate records pertaining to the sale or other disposition of the Products commercialized by it, in sufficient detail to permit Tularik to confirm the accuracy of all payments due hereunder. Tularik shall have the right to cause an independent, certified public accountant to audit such records to confirm Sumitomo's Net Sales and royalty payments; provided, however, that such auditor shall not disclose Sumitomo's confidential information to Tularik, except to the extent such disclosure is necessary to verify the amount of


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      4.

royalties due under this Agreement. Such audits may be exercised once a year, within [ * ] after the royalty period to which such records relate, upon notice to Sumitomo and during normal business hours. Tularik shall bear the full cost of such audit unless such audit discloses a variance of more than [ * ] from the amount of the Net Sales or royalties previously paid. In such case, Sumitomo shall bear the full cost of such audit. The terms of this Section 4.3 shall survive any termination or expiration of this Agreement for a period of [ * ].

     4.4 Withholding of Taxes. Any withholding of taxes levied by Japanese tax authorities on the payments hereunder shall [ * ].

                                   Article 5
                               Ownership; Patents

     5.1 Ownership. Sumitomo acknowledges and agrees that Tularik is and shall remain the sole owner of the Tularik Technology and the Tularik Substances and that Sumitomo has no rights in or to any of them other than the license rights specifically granted herein.

     5.2 Patents. Provision is made in the Collaboration Agreement for the filing, prosecution and maintenance of Program Patents and such matters shall be governed thereby.

     5.3  Infringement of Patents by Third Parties.

          (a) Notice. Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Tularik Patents, the Sumitomo Patents, or the Program Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

          (b) Separately Owned Patents. Tularik shall have the right, but not the obligation, to bring at its expense an appropriate action against any person or entity directly or contributorily infringing a Tularik Patent or a Program Patent owned solely by Tularik in the Sumitomo Territory. In such event, Sumitomo hereby agrees to cooperate reasonably with Tularik in any such efforts. Any recovery obtained by Tularik as a result of such action, whether obtained by settlement or otherwise, shall be disbursed as follows: [ * ]. No settlement, compromise or other disposition of any such action which compromises Sumitomo's rights under this Agreement shall be entered into without Sumitomo's prior consent, which shall not be unreasonably withheld. In the event Tularik fails to institute an infringement suit or take other reasonable action in the Territory to protect such relevant Tularik Patent or Program Patent owned solely by Tularik, Sumitomo shall have the right, but not the obligation, within [ * ] of notification to Tularik of such alleged infringement, to institute such suit or take other appropriate action at its own expense in the name of Tularik or Sumitomo, or both. [ * ]. In such event, Tularik shall cooperate reasonably with Sumitomo. Any recovery obtained by Sumitomo as a result of such proceeding, by settlement or otherwise, shall be disbursed as follows: [ * ].
No settlement, compromise or other disposition of any such proceeding which concerns the validity of any Patent or Program Patent shall be entered into without the Patent or Program Patent owner's prior consent, which shall not be unreasonably withheld.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      5.

          (c) Jointly Owned Patents. In the event that the parties become aware of any alleged or threatened infringement of the jointly owned Program Patents in either party's Territory, the party in whose Territory the infringement is occurring shall have the right to bring, at such party's expense, an appropriate action against any person or entity directly or contributorily infringing such jointly owned Program Patent. In such event, the other party hereby agrees to cooperate reasonably with the party bringing such action in any such efforts, including if required to bring such action, the furnishing of a power of attorney. In the event the party in whose Territory the infringement is occurring fails to institute an infringement suit or take other reasonable action to protect the relevant Program Patent, the other party shall have the right, upon [ * ] of notification of the party in whose Territory the infringement is occurring, to institute such suit or take other appropriate action at its own expense in its own name, the joint owner's name, or both. In such event, the party not bringing such action hereby agrees to cooperate reasonably with the party bringing such action in any such effort, including if required to bring such action, the furnishing of a power of attorney.
Regardless of which party brings the action, any recovery obtained by settlement or otherwise shall be disbursed as follows: [ * ].

     5.4  Infringement of Third Party Rights.

          (a) Joint Strategy. In the event that any Product manufactured or sold hereunder becomes the subject of a claim for patent, copyright or other proprietary right infringement anywhere in the world, and irrespective of whether Sumitomo or Tularik is charged with said infringement, and the venue of such claim, the parties shall promptly confer to discuss the claim.

          (b) Defense. The party responsible for marketing the Product which is the subject of the infringement claim shall have the right, but not the obligation, to assume the primary responsibility for the conduct of the defense of any such claim. If the party responsible for marketing the Product decides not to assume responsibility for the conduct of the defense, the other party shall have the right, but not the obligation, to conduct the defense of the claim. The party which decides to assume responsibility for such defense shall bear all costs for the conduct thereof. In such event, the other party shall have the right, but not the obligation, to participate in any such suit, at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim, including if required to conduct such defense, furnishing a power of attorney. Neither party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, which consent shall not be unreasonably withheld.

                                   Article 6
                             Publication; Publicity

     6.1 Publication. Each party to this Agreement recognizes that the publication of papers, including oral presentations and abstracts, regarding the Program Know-How and the Program Patents, subject to reasonable controls to protect Confidential Information, will be beneficial to both parties. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Program and/or includes Program Know-How or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      6.

Confidential Information of the other party. Before any such paper is presented or submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [ * ] prior to presenting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within [ * ] of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than [ * ] from the delivery date thereof to the receiving party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees to withhold publication of same an additional [ * ] in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement.

     6.2 Publicity. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld, but in no case shall be withheld for longer than fifteen (15) days.

                                   Article 7
                         Representations And Warranties

     Each party hereby represents and warrants:

     7.1 Corporate Power. Such party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     7.2 Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

     7.3 Binding Agreement. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

     7.4  Intellectual Property.  Such party [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      7.

                                   Article 8
                            Disclaimer Of Warranties

     8.1 Tularik Disclaimer. THE TULARIK TECHNOLOGY LICENSED HEREUNDER IS PROVIDED "AS IS" AND TULARIK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

                                   Article 9
                                Indemnification

     9.1 Indemnification by Tularik. Subject to Section 9.2 below, Tularik hereby agrees to indemnify, hold harmless and defend Sumitomo against any and all expenses, costs or defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Sumitomo becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims (i) [ * ].

     9.2 Indemnification by Sumitomo. Sumitomo hereby agrees to indemnify, hold harmless and defend Tularik against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Tularik becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims (i) are [ * ].

                                   Article 10
                                Confidentiality

     10.1 Confidential Information; Exceptions. During the term of this Agreement, and for a period of [ * ] after termination thereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose; in particular, Sumitomo shall not use the Tularik Know-How or the Tularik-owned Program Know-How, and Tularik shall not use the Sumitomo Know-How or the Sumitomo-owned Program Know-How, for the manufacture or sale of any products other than the Products, except as expressly authorized by this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement or to the extent required by law, regulation or government or judicial order. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      8.

that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

     Confidential Information shall not include any information which:

          (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

          (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

          (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;

          (d) is independently developed by the receiving party without any breach of this Agreement; or

          (e) is the subject of a written permission to disclose provided by the disclosing party.

     10.2 Financial Terms. The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms to bona fide potential sublicensees, if necessary. In connection with any such disclosure, each party agrees to use its best efforts to secure confidential treatment of such information. Each party shall have the further right to disclose the material financial terms of the Agreement to any potential acquiror, merger partner, or other bona fide potential financial partner, subject to a requirement of best efforts to secure confidential treatment of such information.

                                  Article 11
                          Import And Export Controls

     11.1 United States Laws. The parties understand and acknowledge that each of them is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export, re-export or diversion of certain products and technology to certain countries. Any and all obligations of Sumitomo or Tularik to provide access to or license any technology pursuant to this Agreement, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor or interim controlling legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Both parties also agree to comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from making any payments to third parties which would cause Sumitomo or Tularik to violate the Act.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      9.

     11.2 Non-United States Laws. Sumitomo and Tularik shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all non-United States laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such non-United States laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.

                                  Article 12
                               Term; Termination

     12.1 Term. Except as provided under Section 12.2 below, (a) the term of this Agreement shall commence upon the Effective Date and shall expire on the expiration date of the last to expire royalty obligation, and (b) upon expiration of this Agreement, Sumitomo shall have a fully paid, nonexclusive license to use any Program Know-How then being used by Sumitomo and which is owned by Tularik, for any purpose; provided, however, that [ * ].

     12.2 Termination on Material Breach. If either party materially breaches the Agreement, including without limitation [ * ], and the breaching party has not (i) cured the breach or (ii) initiated good faith efforts to cure such breach to the reasonable satisfaction of the non-breaching party, within [ * ] of notice of breach from the non-breaching party, the non-breaching party may terminate this Agreement upon expiration of such [ * ] period.

     12.3 Surviving Rights. The obligations and rights of the parties under Sections 4.3, 4.4 and 5.1 and Articles 6, 8, 9, 10 (for the period specified therein) and 11 shall survive termination.

     12.4 Accrued Rights; Surviving Obligations. The termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including any damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

                                   Article 13
                                 Miscellaneous

     13.1 Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     13.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidations, reorganization, or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning party, or (ii) to an Affiliate; provided, however,


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

that in no event shall either party's obligations under the Program be assigned to an Affiliate without prior written consent of the other party.

     13.3 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Tularik:    Tularik Inc.
                                270 E. Grand Ave.
                                S. San Francisco, CA  94080
                                Fax: (415) 615-4222
                                Attention: President

     with a copy to:            Cooley Godward Castro Huddleson & Tatum
                                Five Palo Alto Square
                                Palo Alto, CA 94306
                                Fax: (415) 857-0663
                                Attention: Brian C. Cunningham, Esq.

     In the case of Sumitomo:   Sumitomo Pharmaceuticals Co., Ltd..
                                2-8, Doshomachi 2-chome Chuo-ku
                                Osaka 541, Japan
                                Fax: (06) 202-7370
                                Attention: Corporate Planning Dept.

Either party may change its address for communications by a notice to the other party in accordance with this section.

     13.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     13.5 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

     13.6 Construction of Agreement and Choice of Law, Jurisdiction and Venue.

          (a) This Agreement and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for the International Sale of Goods. The official text of the Agreement and any Notices given or accounts or statements required hereby shall be in English.

          (b) All disputes which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall be first referred to the Research Committee for resolution. Any disputes which the Research Committee shall be unable to


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

resolve with a reasonable period of time shall be resolved by the agreement of the Chief Executive Officers of the respective parties or their delegates. Any disputes which cannot be resolved in this manner shall be finally resolved [ * ].

     13.7 Force Majeure. Any delays in performance by any party under this Agreement (other than either party's failure to pay money to the other party, unless such failure results solely from wire transfer failures beyond the control of the paying party, or the like) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     13.8 Independent Contractors. In making and performing this Agreement, Sumitomo and Tularik act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Tularik and Sumitomo. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.

     13.9 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     13.10 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     13.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     13.12 Entire Agreement. This Agreement and any and all Schedules and Appendices referred to herein embodies the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

     In Witness Whereof, both Sumitomo and Tularik have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year hereinabove written.

Tularik Inc.                             Sumitomo Pharmaceuticals Co., Ltd.

By:________________________________   By:_________________________________
Title:  President and                 Title:  President
Chief Executive Officer


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

                                  Appendix A

                             PRECLINICAL CANDIDATE


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.